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                                                                    EXHIBIT 10.8


               AGREEMENT RELATING TO EMPLOYMENT AND STOCK OPTIONS

THIS AGREEMENT RELATING TO EMPLOYMENT AND STOCK OPTIONS dated as of June 23, 1998 (the "Agreement") amends and supplements certain agreements described below between HEALTHCARE RECOVERIES, INC. ("HRI"), a Delaware corporation, and BOBBY
T. TOKUUKE ('Mr. Tokuuke").

                                    RECITALS

         A. HRI and Mr. Tokuuke have previously entered into an Employment Agreement dated May 28, 1997 and an Amendment thereto of even date therewith (the "Employment Agreement") setting forth the terms and conditions of Mr. Tokuuke's employment with HRI as a member of its Management Group.

         B. HRI and Mr. Tokuuke have also previously entered into a Stock Option Agreement dated May 28, 1997 (the "Stock Option Agreement) under which Mr. Tokuuke was granted a stock options to purchase 65,000 shares of the $0.001 per value common stock of HRI ("HRI Common Stock") at a price of $14.00 per share (such stock options being referred to as the "1997 Options"), subject to all the provisions set forth in the Stock Option Agreement.

         C. In February 1998, HRI granted to Mr. Tokuuke stock options to purchase 5,000 shares of HRI Common Stock at a price of $20.25 per share (such stock options being referred to as the "1998 Options").

         D. HRI and Mr. Tokuuke have mutually agreed to alter the terms of Mr. Tokuuke's employment and compensation, as provided by this Agreement, and therefore to amend the Employment Agreement and the Stock Option Agreement.

         NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein and in the Recitals hereto and made a part of this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. All capitalized terms used herein shall have the meaning set forth in the Employment Agreement or the Stock Option Agreement as the context may indicate unless the context requires otherwise.

         2.       The Stock Option Agreement is hereby amended as follows.

         A. Clause (i) of Section 2(b) of the Stock Option Agreement is deleted in its entirety.

         B. Clause (iii) of Section 3(a) of the Stock Option Agreement is deleted in its entirety.


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         3.       Mr. Tokuuke hereby agrees that 43,333 1997 Options are, as of
June 23, 1998, unvested, and hereby surrenders to HRI all of his unvested 1997 Options, and relinquishes all rights and claims to such unvested 1997 Options. With respect to the 1997 Options that are, as of June 23, 1998, vested, neither this Agreement nor any of the transactions contemplated hereby shall constitute a termination of Mr. Tokuuke's employment for purposes of Section 3 of the Stock Option Agreement.

         4. Mr. Tokuuke hereby surrenders to HRI all of his 1998 Options, and relinquishes all rights and claims to the 1998 Options.

         5.       The Employment Agreement is hereby amended as follows:
Section 5(b) shall be deleted in its entirety, and in lieu thereof the following provisions shall be substituted:

                  (b) Incentive Compensation. Effective June 23, 1998, until the termination of this Agreement, Employee shall be entitled to incentive compensation payments in accordance with the Key Managers Incentive Compensation Plan of Healthcare Recoveries, Inc.

         6. In consideration of the foregoing, HRI shall issue to Mr. Tokuuke, as of June 23, 1998, stock options to purchase 20,000 shares of HRI Common Stock, with an exercise price equal to Fair Market Value, as such term is defined in the Healthcare Recoveries, Inc. 1997 Stock Option Plan for Eligible Participants under which such options shall be issued.

         7. Notwithstanding anything to the contrary set forth in the Stock Option Agreement or the Employment Agreement, the terms and conditions hereinafter set forth shall control and any term or condition of the Stock Option Agreement or the Employment Agreement, as the case, may be, that is inconsistent with any term or condition hereinafter set forth shall be of no force or effect whatsoever.

         8. HRI and Mr. Tokuuke agree that except as expressly modified herein, all other terms and conditions of the Stock Option Agreements and the Employment Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the first date set forth above.

HEALTHCARE RECOVERIES, INC.                     BOBBY T. TOKUUKE


By /s/ Douglas R. Sharps                        /s/ Bobby T. Tokuuke
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   Douglas R. Sharps
   Chief Financial Officer


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